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                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES




           EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

           The following table presents the computation of basic and diluted earnings per share:

                                                        Three Months Ended                Six Months Ended
                                                   ----------------------------      -------------------------------
                                                     June 28,         June 30,         June 28,          June 30,
                                                       1998             1997             1998              1997
                                                   ------------     -----------      -------------     ------------
Numerator:
   Net (loss) income                               $  (115,829)     $    33,284      $   ($27,826)     $    101,285
                                                   -----------      -----------      ------------      ------------

Denominator:
   Denominator for basic earnings per
   share--weighted-average shares                    2,155,000        2,125,000         2,150,000         2,125,000

   Effect of dilutive securities:
     Employee stock options                             46,500                             46,500
                                                   -----------      -----------      ------------      ------------

   Denominator for diluted earnings per share        2,201,500        2,125,000         2,196,500         2,125,000
                                                   ===========      ===========      ============      ============

Earnings per share:
   Basic                                           $    ($0.05)     $      0.02      $     ($0.01)     $       0.05
                                                   ===========      ===========      ============      ============
   Diluted                                         $    ($0.05)     $      0.02      $     ($0.01)     $       0.05
                                                   ===========      ===========      ============      ============
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